Exhibit 4.1

WRIGHT MEDICAL GROUP, INC.
as Issuer
and
THE BANK OF NEW YORK
as Trustee

Indenture
Dated as of November [   ], 2007

$[   ]
   % Convertible Senior Notes due 2014

RECITALS

i

     INDENTURE dated as of November [   ], 2007 between Wright Medical Group, Inc., a Delaware corporation, having its principal office at 5677 Airline Road, Arlington, Tennessee 38002 (the “Company”) and The Bank of New York, as Trustee.
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $[   ] aggregate principal amount of the Company’s [   ]% Convertible Senior Notes due December 1, 2014 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
Definitions And Incorporation By Reference
     Section 1.01. Definitions.
     “Additional Notes” means the $[   ] aggregate principal amount of Notes issued under this Indenture as a result of the Underwriters’ exercise of their over-allotment option under the Underwriting Agreement. The Additional Notes shall have the same terms as the Initial Notes.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Applicable Conversion Rate” means the Conversion Rate on any day.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
     “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.
     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.
     “Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “Close of Business” means 5:00 p.m. (New York City time).
     “Common Stock” means Common Stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 6.01.
     “Continuing Director” means a director who either was a member of the board of directors or who becomes a director of the Company subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire board of directors in which such individual is named as nominee for director.
     “Conversion Price” per share of Common Stock as of any day means in respect of $1,000 principal amount of Notes, $1,000 divided by the Conversion Rate on such day.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means DTC or the nominee thereof, or any successor thereto.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit B.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such distribution.
     “Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:
     (1) the Company becomes aware that, based on a public filing, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or the Company’s or its Subsidiaries’ employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Voting Securities representing more than 50% of the voting power of the Company’s Voting Securities;
     (2) consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets, (B) any share exchange, consolidation or merger of the Company pursuant to which Common Stock will be converted into cash, securities or other property or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Subsidiaries of the Company; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;
     (3) the first day on which a majority of the board of directors does not consist of Continuing Directors;
     (4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
     (5) Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on any national securities exchange in the United States, except as a result of a merger to which the Company is a party or a tender offer or exchange offer of Common Stock into which the Notes are then Convertible;

     A Fundamental Change as a result of clause (2) above will not be deemed to have occurred, however, if at least 100% of the consideration received or to be received by holders of Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares.
     “Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations for borrowed money, whether current or long-term and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all purchase money Indebtedness;
     (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Company or any Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
     (d) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
     (f) all of the Company’s obligations and liabilities, contingent or otherwise, in respect of capitalized leases, securitized transactions and synthetic leases required, in conformity with GAAP, to be accounted for on the Company’s balance sheet;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
     (h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
     (i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and
     (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.
     For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all Funded Indebtedness;
     (b) all Guarantees with respect to outstanding Indebtedness of the types specified in clause (a) above of any other Person; and
     (c) all Indebtedness of the types referred to in clauses (a) through (b) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary of the Company is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Initial Notes” means the Notes, other than any Additional Notes, issued on the date hereof and any Notes issued in replacement thereof.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest payable under the terms of the Notes and this Indenture, including Default Additional Interest, if any, payable pursuant to Section 7.03.
     “Interest Payment Date” means each June 1 and December 1 of each year, commencing June 1, 2008.
     “Last Reported Sale Price” of Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock or such other security is traded. If Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for Common Stock or such other security in the over-the-counter market on such date as reported by the National Quotation Bureau Incorporated or similar organization. If Common Stock or such other security is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.
     “Maturity Date” means December 1, 2014.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company (a) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (b) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.
     “Publicly Traded Securities” means, in respect of a transaction set forth in the definition of Fundamental Change, shares of common stock that are traded on a national securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

     “Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.
     “Redemption Price” means, with respect to a Note to be redeemed by the Company in accordance with Article 4, one hundred percent (100%) of the outstanding principal amount of such Note to be redeemed, plus accrued and unpaid interest due, if any, to, but excluding, the Redemption Date; provided, however, that if a Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price will be 100% of the principal amount of the Notes to be redeemed in connection with such redemption and the Company shall pay the full amount of accrued and unpaid interest due, if any, on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Record Date.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 next preceding such Interest Payment Date.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
     “Trading Day” means a day on which (i) trading in securities generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or quoted, “Trading Day” means a Business Day.
     “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 8.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.

     “Underwriters” means [   ].
     “Underwriting Agreement” means the Underwriting Agreement dated as of November [   ], 2007 among the Company and the Underwriters relating to the purchase of the Notes by the Underwriters.
     “Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     Section 1.02. Other Definitions.

Term	Defined in Section
act	13.02	(b)
Act	1.05
Additional Shares	11.09
Bankruptcy Default	7.01	(j)
Company Order	2.02
Conversion Agent	2.03
Conversion Date	11.02	(a)
Conversion Obligation	11.01	(a)
Conversion Rate	11.01	(a)
Default Additional Interest	7.03
Defaulted Interest	12.02
Disposition Event	11.08
Effective Date	11.09	(b)
Event of Default	7.01
Fundamental Change Company Notice	3.01	(c)
Fundamental Change Purchase Date	3.01	(a)
Fundamental Change Purchase Notice	3.01	(a)
Fundamental Change Purchase Price	3.01	(a)
Legal Holiday	13.07
Make-Whole Fundamental Change	11.09	(a)
Additional Share	11.09	(a)
Paying Agent	2.03
Primary Registrar	2.03
record date	11.06	(g)
Reference Property	11.08
Register	2.03
Registrar	2.03
Rights	11.12

Term	Defined in Section
Shareholders Rights Plan	11.12
Special Record Date	12.02	(a)
Specified Cash Amount	11.02	(b)
Stock Price	11.09	(b)
Successor Company	6.01	(a)
Trigger Event	11.12
Valuation Period	11.06	(c)
     Section 1.03 . Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “Commission” means the United States Securities and Exchange Commission.
     “indenture securities” means the Notes.
     “indenture security holder” means a Noteholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any other obligor on the Notes.
     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
     Section 1.04. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
     (d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;
     (e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);
     (f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;
     (g) “or” is not exclusive;
     (h) “including” means including, without limitation; and
     (i) words in the singular include the plural, and words in the plural include the singular.
     Section 1.05. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with the Applicable Procedures or customary procedures of the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
ARTICLE 2
The Notes
     Section 2.01. Form, Dating and Denominations; Legends.

     (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.
     (b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, conversions or issuances of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.
     Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
     (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.
     Section 2.02. Execution And Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     A Note shall not be valid until an authorized signatory of the Trustee signs manually or by facsimile the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $[   ] (or up to $[   ] to the extent the Underwriters exercise their over-allotment option under the Underwriting Agreement in full) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $[   ] (or $[   ] to the extent the Underwriters exercise their over-allotment option under the Underwriting Agreement in full) except as provided in Section 2.07.
     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
     Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”)

shall keep a register of the Notes and of their transfer and exchange (the “Register”).
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).
     The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the United States (located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration), one such office or agency of the Company for each of the aforesaid purposes.
     Section 2.04. Paying Agent to Hold Money in Trust. Prior to 12:00 p.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Section 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
     Section 2.06. Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.05, Section 10.03(b) or Section 11.02(g) not involving any transfer.
     All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
     Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the

Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.
     Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 11, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If a Paying Agent holds at 12:00 p.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.
     Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     Section 2.09. Treasury Notes. (a) In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.
     (b) Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.
     Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Notes to the Company.

     Section 2.12. CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
     Section 2.13. Book-Entry Provisions for Global Notes. (a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.
     (b) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.
     (c) The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.
ARTICLE 3
Fundamental Changes and Purchases Thereupon
     Section 3.01. Purchase at Option of Holders Upon a Fundamental Change.
     (a) Generally. If a Fundamental Change occurs at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such

Holder’s option, to require the Company to purchase for Cash any or all of such Holder’s Notes, or any portion of the aggregate principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than the 20th or no later than the 35th calendar day following the date of the Fundamental Change Company Notice (as defined below), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date related thereto, accrued and unpaid interest, if any, for the full interest period to such Interest Payment Date and payable in respect of such Interest Payment Date (irrespective of the actual Fundamental Change Purchase Date) shall be payable to the Holders of record as of the corresponding Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased.
     (b) Purchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes or otherwise specifying:
     (A) if Certificated Notes have been issued, the certificate numbers of the Notes to be delivered for purchase or, if Certificated Notes have not been issued, the Fundamental Change Purchase Notice shall comply with the Applicable Procedures;
     (B) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Article 3 of the Indenture; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, at the offices of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly on the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Notes.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 3.03 below.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
     (c) Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing a Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date by which a Holder may exercise the purchase right;
     (iv) the Fundamental Change Purchase Price;
     (v) the Fundamental Change Purchase Date;

     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.03; and
     (ix) the procedures that Holders must follow to require the Company to purchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.
     (d) No Purchase During Events of Default. There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes surrendered to it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
     Section 3.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(a), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.01(a) have been satisfied) and (y) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Change in Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Change in Control Repurchase Notice unless such Change in Control Repurchase Notice has first been validly withdrawn as specified in this Section 3.02.
     Section 3.03. Withdrawal of Fundamental Change Purchase Notice.
     (a) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
     (i) the name of the Holder;
     (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;
     (iii) if Certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and
     (iv) the principal amount, if any, of Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;
provided that if Certificated Notes have not been issued, the notice must comply with the Applicable Procedures.
     Section 3.04. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 3.04. If the Paying Agent holds cash or securities sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Business Day following the Fundamental Change Purchase Date, then effective on the Fundamental Change Purchase Date, (a) such Note shall cease to be outstanding and interest, if any, will cease to accrue thereon (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of such Note, or interest payable on the related Interest Payment Date, if the Fundamental Change Purchase Date occurs between the Record Date and such Interest Payment Date, as applicable).
     Section 3.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.
     Section 3.06. Covenant to Comply With Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01, the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.
     Section 3.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any Cash that remains unclaimed, together with interest, if any, or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price as soon as practicable following the date on which the Company is obligated to pay the Fundamental Change Purchase Price to a Holder pursuant to the terms of this Indenture; provided that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 4
Right of Redemption
     Section 4.01. Redemption of The Notes. (a) The Company shall not have the right to redeem any Notes prior to December 6, 2011.
     (b) The Company shall have the right, at the Company’s option, at any time, and from time to time, on or after December 6, 2011 to redeem all or any part of the Notes at a price payable in cash equal to the Redemption Price, but only if the Last Reported Sale Price of Common Stock has exceeded 140% of the Conversion Price for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period ending on the Trading Day prior to the date of mailing of the notice of redemption as set forth in Section 4.04.
     (c) Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.
     Section 4.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 4.01 of this Indenture, it shall notify the Trustee in writing of the Redemption Date and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 4.04, of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee).
     Section 4.03. Selection of Notes to Be Redeemed. (a) If the Company has elected to redeem less than all the Notes pursuant to Section 4.01 of this Indenture, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 4.02, select the Notes to be redeemed, on a pro rata basis or in accordance with any other method the Trustee considers reasonably fair and appropriate. The Trustee shall make such selection from Notes then outstanding and not already to be redeemed by virtue of having been previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000 principal amount. Notes and portions of them the Trustee selects for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed.
     (b) The Registrar need not register the transfer of or exchange any Notes that have been selected for redemption, except the unredeemed portion of the Notes being redeemed in part. The Registrar need not issue, authenticate, register the transfer of or exchange any Note for a period of fifteen (15) days before selecting, pursuant to this Section 4.03, the Notes to be redeemed.

     Section 4.04. Notice of Redemption. (a) At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed, at the address of such Holder appearing in the Register.
     (b) The notice of redemption shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the Conversion Rate and the Conversion Price;
     (iv) the names and addresses of the Paying Agent and the Conversion Agent;
     (v) that the right to convert the Notes called for redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price payable as herein provided upon redemption;
     (vi) that Holders who want to convert Notes must satisfy the requirements of Article 11;
     (vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price payable as herein provided upon redemption;
     (viii) that, unless there shall be a default in the payment of the Redemption Price payable as herein provided upon redemption, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, such Notes will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Notes shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Notes and in accordance with this Indenture, the Redemption Price; and
     (ix) the CUSIP number or numbers, as the case may be, of the Notes.

     (c) The right, pursuant to Article 11, to convert Notes called for redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a default in the payment of the Redemption Price payable as herein provided upon redemption.
     (d) At the Company’s request, upon reasonable prior notice, the Trustee shall mail the notice of redemption to each Holder whose Notes are to be redeemed in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be approved in advance by the Company.
     Section 4.05. Effect of Notice of Redemption. (a) Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price and, on and after such Redemption Date (unless there shall be a Default in the payment of the Redemption Price), such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive, upon surrender of such Notes and in accordance with the next sentence, the Redemption Price. Upon surrender to the Paying Agent of Notes subject to redemption, such Notes shall be paid, to the Holder surrendering such Notes, at the Redemption Price.
     (b) If any Note shall not be fully and duly paid upon surrender thereof for redemption, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest from, and including, the Redemption Date at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article 11.
     (c) Notwithstanding anything herein to the contrary, there shall be no purchase of any Notes pursuant to a redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of any such acceleration.
     Section 4.06. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company or any Affiliate is acting as Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     Section 4.07. Notes Redeemed in Part. (a) Any Note to be submitted for redemption only in part shall be delivered pursuant to Section 4.05 (with, if the

Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing). Upon receipt of such Note together with any such required endorsements or transfer instruments, the Company shall execute, and the Trustee shall, upon its receipt of a Company Order therefor, authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not submitted for redemption.
     (b) If any Note selected for partial redemption is converted in part, the principal of such Note subject to redemption shall be reduced by the principal amount of such Note that is converted.
ARTICLE 5
Covenants
     Section 5.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 a.m. New York City time, on the due date of any principal of or interest on any Notes, or any Fundamental Change Purchase Date, as the case may be, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay the amounts then due; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the payments received by it in respect of such Global Note to the accounts of the beneficial owners thereof. With respect to Certificated Notes, the Company will make all payments in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.
     Section 5.02. Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 5.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section does not prohibit any transaction otherwise permitted by Section 6.01.
     Section 5.04. Annual Reports. The Company shall deliver to the Trustee, within fifteen days after the Company files the same with the Commission, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Reports, information and documents filed by the Company with the Commission via the EDGAR system will be deemed filed with the Trustee for purposes of this Section 5.04 as of the time that such reports, information and documents are filed via EDGAR.

     Section 5.05. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
     Section 5.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.07. Notice of Defaults. The Trustee shall, within ninety (90) calendar days after the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal of, or interest (including Default Additional Interest, if any) on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.
ARTICLE 6
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 6.01. Company May Consolidate, Only on Certain Terms. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person, unless:

     (a) the resulting, surviving or transferee Person, if not the Company (the “Successor Company”), is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company itself) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, and this Indenture;
     (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and the Trustee may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 6.01.
     Section 6.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter.
ARTICLE 7
Default and Remedies
     Section 7.01. Events of Default. An “Event of Default” occurs with respect to the Notes if:
     (a) the Company defaults in payment of the principal, Redemption Price or Fundamental Change Purchase Price with respect to any Note, when such becomes due and payable;
     (b) the Company defaults in payment of any interest due on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) the Company fails to issue any notice of a Fundamental Change as required under Section 3.01(b) of this Indenture or a Make-Whole Fundamental Change that does not constitute a Fundamental Change as required under Section 11.09(a) of this Indenture;
     (d) the Company fails to comply with its obligation to convert the Notes into Common Stock, as applicable, upon exercise of a Holder’s right to convert its Notes pursuant to Article 11;
     (e) the Company fails to comply with its obligations under Article 6;
     (f) the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture upon receipt by the Company of a notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the failure by the Company to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;
     (g) the Company, or any Subsidiary, fails (i) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (ii) to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;
     (h) there is entered against the Company or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or such other amount to the extent any of the Company’s obligations represented by the Indebtedness (including any extensions, renewals or refinancings thereof) in at least $100,000,000 aggregate principal amount are renegotiated, amended or supplemented with respect to a substantially similar event of default resulting from a final judgment or orders for the payment of money, in which case such other amount will be the lowest amount of any such obligations so renegotiated, amended or supplemented, provided that such other amount shall not exceed $25,000,000, or (ii) any one or more non-monetary final judgments that have, or could reasonably be excepted to have, individually or in the aggregate, a material adverse effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
     (i) The Company or any Subsidiary of the Company institutes or consents to the institution of any proceeding under any Bankruptcy Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company or any Subsidiary of the Company and the appointment continues undischarged or unstayed for sixty calender days; or any proceeding under any Bankruptcy Law relating to the Company or any Subsidiary of the Company or to all or any material part of its property is instituted without the consent of the Company or any Subsidiary of the Company and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding (an event of default specified in clause (i), a “Bankruptcy Default”).
     Section 7.02. Acceleration. If an Event of Default, other than a Bankruptcy Default, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
     Section 7.03. Alternative Remedy for Failure to Comply with Reporting Obligations in the Indenture and Trust Indenture Act. Notwithstanding any other provision of this Article 7, if the Company so elects not later than the occurrence of an Event of Default relating to the failure of the Company to comply with Section

5.04 of this Indenture and/or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the sole remedy for such Event of Default will be (i) for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (the “Default Additional Interest”) on the Notes equal to 0.25% of the principal amount of the Notes and (ii) for the period from the 61st day after the occurrence of such an Event of Default to the 120th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Default Additional Interest on the Notes equal to 0.50% per annum of the principal amount of Notes. If the Company elects to pay such Default Additional Interest, such Default Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes under the terms of this Indenture. If the Company so elects, such Default Additional Interest will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default relating to the Company’s reporting obligations shall have been cured or waived). On the 120th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 120th day), such Default Additional Interest shall cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the Notes will be subject to acceleration as provided in this Article 7. The provisions of this paragraph shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. If the Company does not elect to pay such Default Additional Interest upon such an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 7.02.
     In order to elect to pay such Default Additional Interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of the Notes and the Trustee and Paying Agent of such election in writing within ten Business Days of making such election. Upon the Company’s failure to give such notice or pay such Default Additional Interest in the same manner and on the same dates as the stated interest payable on the Notes under the terms of this Indenture, the Notes will be immediately subject to acceleration as provided in Section 7.02.
     Section 7.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 7.05. Waiver of Past Defaults. Except as otherwise provided in Section 7.08 and Section 10.02(b), Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any past Default and rescind and annul a declaration of acceleration with respect to such Default and its consequences (other than an uncured default (x) in the payment of the principal amount with respect to any Note, accrued and unpaid interest with respect to any Note or the Fundamental Change Purchase Price with respect to any Note, (y) in the payment or delivery of the consideration due upon conversion of the Notes or (z) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:
(i)	all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 7.06. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
     Section 7.07. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:
     (i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

     (ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;
     (iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 7.08. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (x) payment of principal of or interest on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be, (y) payment of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and (z) delivery of Common Stock upon conversion of such Note on the date specified in Section 11.02(b), or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 7.09. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 7.10. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.11. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due hereunder;
     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest;
     Third: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and
     Fourth: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 7.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 7.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of (a) principal of or interest on any Note on the respective due dates, (b) the Change of Control Purchase on the Change of Control Repurchase Date, (c) Common Stock due upon conversion of a Note or (d) a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 7.14. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 7.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 8
The Trustee
     Section 8.01. General. (a) Except during the continuance of an Event of Default,
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 8.01;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and
          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

     Section 8.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (a) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 7.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     (f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 8.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.
     Section 8.04. Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 8.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default (x) in the payment of the principal of or interest on any Note (y) in the payment of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date or (z) in the delivery of Common Stock upon conversion of such Note on the date specified in Section 11.02(b), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 8.06. Reports by Trustee to Holders. Within 60 days after each June 1, beginning with June 1, 2008, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such June 1, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.
     Section 8.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
     (d) The provisions of this Section 8.07 shall survive the termination of this Indenture.
     Section 8.08. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.
     (ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
     (iii) If the Trustee is no longer eligible under Section 8.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (iv) The Company may remove the Trustee if (A) the Trustee is no longer eligible under Section 8.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’s expense, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 8.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

     Section 8.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
     Section 8.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 9.
     Section 8.12. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE 9
Discharge
     Section 9.01. Satisfaction and Discharge of this Indenture. (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Maturity Date, on any Fundamental Change Purchase Date in connection with any purchase upon the occurrence of a Fundamental Change or on a Redemption Date or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 11, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent Cash in respect of such payment or Common Stock in respect of any such conversion on the Maturity Date, the Fundamental Change Purchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; provided that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.
     (b) The Company may exercise its satisfaction and discharge option with respect to the Notes only if:
     (i) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;
     (ii) such deposit or delivery, as the case may be, shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

     (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 6, Article 11 and this Article 9, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.
     Section 9.02. Application of Trust Money. Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Common Stock or other consideration paid or delivered to it, as the case may be, pursuant to Section 9.01 and shall apply such money, Common Stock or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Fundamental Change Purchase Price or Redemption Price, as applicable) and interest on the Notes or delivery of the Cash and Common Stock, if applicable, payable or issuable, as the case may be, upon conversion of the Notes.
     Section 9.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Common Stock or other consideration (x) paid or delivered to them pursuant to Section 9.01 and (y) held by them at any time.
     The Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Fundamental Change Purchase Price or Redemption Price, as applicable) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date, the Fundamental Change Purchase Date, the Redemption Date or the date specified in Section 11.02(b), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Common Stock or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Common Stock or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Common Stock or other consideration then remaining will be repaid or re-delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Common Stock or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.
     Section 9.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided that if the Company has made any payment of the principal amount of (including the relevant Fundamental Change Purchase Price or Redemption Price, as applicable) or interest on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Common Stock or other consideration held by the Trustee or such Paying Agent.
ARTICLE 10
Amendments, Supplements and Waivers
     Section 10.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:
     (a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect the rights of any Holder of the Notes;
     (b) to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 6 or Section 11.08 of this Indenture;
     (c) to secure the obligations of the Company in respect of the Notes and this Indenture;

     (d) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;
     (e) to make any change to comply with the Trust Indenture Act, or any amendment thereto;
     (f) to make any change that does not adversely affect the rights of any Holder of the Notes; and
     (g) to make any change to conform this Indenture or the Notes to the “Description of Notes” contained in the final prospectus dated November [   ], 2007 relating to the initial offering and sale of the Notes by the Underwriters.
     Section 10.02. Waivers; Amendments With Consent of Holders. (a) Except as otherwise provided in Section 7.08 or paragraph (b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of the Holders of such Notes waive any existing or past default under this Indenture and its consequences, except an uncured default (i) in the payment of the principal amount, or accrued and unpaid interest, with respect to any Note, (ii) in the Fundamental Change Purchase Price with respect to any Note, (iii) in the payment or delivery of the consideration due upon conversion of the Notes or (iv) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:
     (i) reduce the principal amount of, or interest payment on any Note, or reduce the Fundamental Change Purchase Price on any Note;
     (ii) make any Note payable in any currency or securities other than that stated in the Note;
     (iii) change the Maturity Date of any Note;
     (iv) change the ranking of the Notes;
     (v) make any change that adversely affects the right of a Holder to convert any Note;

     (vi) make any change that adversely affects the right of a Holder to require the Company to purchase a Note upon the occurrence of a Fundamental Change;
     (vii) impair the right to convert or receive payment with respect to the Notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or
     (viii) change the provisions in this Indenture that relate to modifying or amending the provisions of this Indenture.
     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 10.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 10.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
     Section 10.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 10.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 11
Conversion
     Section 11.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 11, a Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Noteholder’s Notes at any time on or prior to the Close of Business on the Business Day immediately preceding the Maturity Date at a conversion rate (the “Conversion Rate”) equivalent to [ ] shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in this Article 11. Upon conversion of any Notes, the Company shall deliver to the converting Noteholder shares of Common Stock and cash in lieu of fractional shares as described in this Article 11 (the Company’s obligation to deliver such consideration being herein called the “Conversion Obligation”).

     Section 11.02. Conversion Procedures; Conversion Settlement. (a) To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, a form of which is on the back of the Note or facsimile of the Conversion Notice, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes and (5) if required, pay Cash equal to the amount of interest due on the next Interest Payment Date for such Note. If a Noteholder holds a beneficial interest in a Global Note, to convert such beneficial interest, such Noteholder must comply with the requirements (4) and (5) as set forth in the immediately preceding sentence and comply with the applicable procedures of the Depositary for converting a beneficial interest in a Global Note. The date on which a Noteholder satisfies the requirements set forth in the first sentence of this Section 11.02(a) (in the case of a Certificated Note) or, as the case may be, the second sentence of this Section 11.02(a) (in the case of a Global

Note or a beneficial interest therein) is referred to in this Indenture as the “Conversion Date.” The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 13.03, of the occurrence of such Conversion Date.
     (b) The Company shall satisfy the Conversion Obligation by delivering solely shares of Common Stock (except for any Cash in lieu of fractional shares) as soon as practicable but in any event within three Business Days of the relevant Conversion Date.
     The number of shares of Common Stock due upon conversion of Notes shall be equal to (i) (A) the aggregate principal amount of Notes to be converted divided by (B) 1,000 multiplied by (ii) the Applicable Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver Cash in lieu of fractional shares as described in Section 11.03).
     (c) A Holder receiving Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Close of Business on the Conversion Date (on which date such Holder shall be deemed to be the record holder of a number of shares of Common Stock to which such Holder is entitled).
     (d) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 11. Upon conversion of a Note, a Noteholder will not receive, except as described below, any Cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the shares of Common Stock received by the Noteholder upon conversion. Delivery to the Noteholder of such shares of Common Stock shall thus be deemed to satisfy (1) the Company’s obligation to pay the principal amount of a Note, and (2) the Company’s obligation to pay any accrued and unpaid interest on the Note. As a result, upon conversion of a Note, accrued and unpaid interest on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.
     (e) Notwithstanding Section 11.02(d), if Notes are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such notes at the Close of Business on such Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by Cash equal to the amount of interest payable on such Interest Payment Date on the Notes so converted; provided that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (2) with respect to any notes converted after the Regular Record Date immediately preceding the Maturity Date, (3) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date or (4) to the extent of any Defaulted Interest that exists at the time of conversion with respect to such Note.
     (f) If a Noteholder converts more than one Note at the same time, the number of shares of Common Stock and the amount of Cash in lieu of fractional shares due upon conversion shall be determined based on the total principal amount of the Notes converted.
     (g) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.
     Section 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay Cash in lieu of fractional shares based on the Last Reported Sale Price of Common Stock on the Trading Day prior to the applicable Conversion Date.
     Section 11.04. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because Common Stock is to be delivered in a name other than the Holder’s name.
     Section 11.05. Company to Provide Common Stock. The Company shall, from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion.
     Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
     The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which Common Stock is then listed or quoted.
     In addition, if any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.
     Section 11.06 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs.
     (a) If the Company, at any time or from time to time while any of the Notes are outstanding, exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the record date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the record date of such dividend or distribution or such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such record date or effective date; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

If any dividend or distribution of the type described in this Section 11.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the record date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the record date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such record date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
     To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the

Conversion Rate which would then be in effect if the record date for such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.
     (c) If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock, excluding:
     (i) dividends or distributions as to which Section 11.06(a) applies;
     (ii) rights or warrants as to which Section 11.06(b) applies;
     (iii) dividends or distributions paid exclusively in cash; and
     (iv) Spin-Offs (as defined below) to which the provisions set forth below in this clause 11.06(c) shall apply;
     then the Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the record date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.
     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 11.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of Common Stock.
     With respect to an adjustment pursuant to this Section 11.06(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
     The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references within this Section 11.06(c) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

     (d) If any cash dividend or other distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the record date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the record date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =		the amount in cash per share the Company distributes to holders of Common Stock.
     (e) If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR1	=	the Conversion Rate in effect on the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 11.06(e) shall occur at the Close of Business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the date the tender or exchange offer expires, references within this Section 11.06(e) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.
     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange had not been made.
     (f) All required calculations will be made to the nearest cent or 1/10,000th of a share of Common Stock, as the case may be.
     (g) For purposes of this Section 11.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (h) The Company from time to time may, in its sole discretion, increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.

Whenever the Conversion Rate is increased pursuant to this Section 11.06(h), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to any adjustments required by Section 11.06(a), 11.06(b), 11.06(c), 11.06(d), 11.06(e) or 11.06(h), as the Board of Directors considers to be advisable to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.
     (j) All calculations under this Section 11.06 shall be made by the Company. No adjustment shall be made for the Company’s issuance of Common Stock or securities convertible into or exchangeable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 11.06.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Trustee has received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Noteholder at such Holder’s last address appearing on the list of Noteholders provided for in Section 2.06, within 20 days after execution of the related Officers’ Certificate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) For purposes of this Section 11.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (m) No adjustment to the Conversion Rate shall be made pursuant to this Section 11.06 if the Holders of the Notes may participate without conversion of their Notes in the transaction that would otherwise give rise to an adjustment pursuant to this Section 11.06 at the same time as holders of Common Stock and on the same terms as holders of Common Stock as if the Holders of the Notes held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of the Notes held by the Holders.
     (n) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate (other than as a result of a share split or share combination), no adjustment to the Conversion Rate shall be made.
     (o) Notwithstanding anything to the contrary in this Article 11, no adjustment to the Conversion Rate shall be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (ii) above outstanding as of the date the Notes were first issued;
     (iv) for a change in the par value of Common Stock; or
     (v) for accrued and unpaid interest.
     Section 11.07. Adjustments of Average Prices. Whenever a provision of this Indenture requires the calculation of an average of Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

     Section 11.08. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur:
     (i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change as a result of a subdivision or combination);
     (ii) any consolidation, merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any recapitalization, reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock or any statutory share exchange; or
     (iii) any sale, lease or other transfer of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any other Person or any statutory share exchange;
in each case of clauses (i) – (iii) as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock, then at the effective time of such transaction, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each $1,000 principal amount of Notes shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) receivable upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or exchange by a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or exchange (the “Reference Property”). If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any from of stockholder election), the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall not become a party to any such transaction unless its terms are consistent with this Section 11.08. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or exchange, the

Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, other securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale, lease, transfer or exchange, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 11.08 applies to any event or occurrence, Section 11.06 shall not apply.
     Section 11.09. Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change. (a) If, after the date hereof, a Fundamental Change described in clause (1) or (2) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, other than the proviso in clause (2) of the definition thereof, and excluding a Fundamental Change that would not result in a purchase right as a result of the paragraph immediately following the definition of Fundamental Change, a “Make-Whole Fundamental Change”) occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company will, under certain circumstances, increase the Applicable Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 11.09. A conversion of Notes will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).
     On or before the 5th day after the occurrence of a Make-Whole Fundamental Change that does not also constitute a Fundamental Change, the Company will mail to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners as required by applicable law, notice indicating that a Make-Whole Fundamental Change has occurred.
     (b) The number of Additional Shares will be determined by reference to the table below and is based on the date which such Make-Whole Fundamental Change transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Make-Whole Fundamental Change, which shall be deemed to be: (i) in the case of a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change in which holders of Common Stock receive only Cash, the per share price paid to Holders of Common Stock in such transaction, or (ii) in the case of any other Make-Whole Fundamental Change, the average of the Last Reported Sale Prices per share of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date.
     (c) The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Applicable Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Applicable Conversion Rate as so adjusted. In addition, the number of Additional Shares will be subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 11.06.

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$

November [ ], 2007
December 1, 2008
December 1, 2009
December 1, 2010
December 1, 2011
December 1, 2012
December 1, 2013
December 1, 2014

     (d) If the exact Stock Price and Effective Date is not set forth in the table, then (i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the Additional Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $[   ] per share of Common Stock (subject to adjustment as set forth in Section 11.09(c)), no Additional Shares will be issued upon conversion of the

Notes; and (iii) if the Stock Price is less than $[•] per share of Common Stock (subject to adjustment as set forth in Section 11.09(c)), no Additional Shares will be issued upon conversion of the Notes.
     (e) Notwithstanding anything in this Article 11 to the contrary, the Applicable Conversion Rate shall not exceed [   ] per $1,000 principal amount of Notes, other than on account of adjustments to the Conversion Rate in the manner set forth in Section 11.06.
     Section 11.10. Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 11 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.
     Section 11.11. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.08 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.11 as the Trustee.
     Section 11.12. Rights Issued in Respect of Common Stock Issued Upon Conversion. (a) Each share of Common Stock issued upon conversion of Notes pursuant to this Article 11 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any future rights plan (i.e., a poison pill) adopted by the Company, as the same may be amended form time to time, is in effect, (in each case, a “Shareholders Rights Plan”). Upon conversion of the Notes a Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Shareholders Rights Plan, unless prior to any conversion, the Rights have separated from Common Stock, in which case the Applicable Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Company Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in Section 11.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of Rights pursuant to the Shareholders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.
     (b) Rights or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 11.06(b) or Section 11.06(c) as applicable, (and no adjustment to the Conversion Rate under Section 11.06(b) or Section 11.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Rate shall be made under Section 11.06(b) or Section 11.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 11.06(b) or Section 11.06(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

ARTICLE 12
Payment of Interest
     Section 12.01. Interest Payments. Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.
     Section 12.02. Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.
     (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 20 days and not less than 15 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 25 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 12.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.
ARTICLE 13
Miscellaneous
     Section 13.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 13.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 13.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
Wright Medical Group, Inc.
5677 Airline Road
Arlington, Tennessee 38002
Attention: Corporate Secretary
Tel: (901) 867-9971
Fax: (901) 867-9534

     with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Cristopher Greer, Esq.
Tel: (212) 728-8000
Fax: (212) 728-8111
     if to the Trustee:
The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration
Fax: (212) 815-5704
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 13.04. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

     Section 13.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.
     Notwithstanding the foregoing, no such Opinion of Counsel shall be required with respect to the authentication and delivery of any Initial Notes or Additional Notes.
     Section 13.06. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 13.07. Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, interest shall accrue for the intervening period.
     Section 13.08. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of

Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 13.09. Governing Law; Waiver of Jury Trial. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF). EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 13.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
     Section 13.11. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.
     Section 13.12. Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 13.13. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 13.14. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
     Section 13.15. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 13.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WRIGHT MEDICAL GROUP, INC., as Issuer

By:

Name:
Title:

THE BANK OF NEW YORK,
as Trustee

By:

Name:
Title:

EXHIBIT A
[FACE OF NOTE]
Wright Medical Group, Inc.
[    ]% Convertible Senior Note 2014
CUSIP [            ]
ISIN [            ]
     Wright Medical Group, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum [of ] [set forth on Schedule I hereto]* on December 1, 2014.
     Initial Interest Rate: [    ]% per annum.
     Interest Payment Dates: June 1 and December 1, commencing June 1, 2008.
     Regular Record Dates: May 15 and November 15.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

*	This schedule should be included only if the Note is a Global Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date: November [ ], 2007	WRIGHT MEDICAL GROUP, INC.

By:

Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the [    ]% Convertible Senior Notes due 2014 described in the Indenture referred to in this Note.

Date: November [ ], 2007	THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]
Wright Medical Group, Inc.
[    ]% Convertible Senior Note due 2014
1. Principal and Interest.
     The Company promises to pay the principal of this Note on December 1, 2014.
     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of [    ]% per annum.
     Interest will be payable semiannually (to the holders of record of the Notes at the Close of Business on the May 15 or November 15 immediately preceding the interest payment date) on each interest payment date, commencing June 1, 2008.
     Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from November [    ], 2007, through the day before each Interest Payment Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of [    ]%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.
2. Method of Payment.
     Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent, Conversion Agent and Registrar.
     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. Indenture.
     This is one of the Notes issued under an Indenture dated as of November [    ], 2007 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.
5. Repurchase at the Option of the Holders upon Fundamental Change.
     Upon the occurrence of a Fundamental Change, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
6. Redemption.
     At any time on or after, but not prior to, December 6, 2011 the Notes will be redeemable at the option of the Company in whole or in part, on not less than thirty (30) days and not more than sixty (60) days prior notice at a Redemption Price equal to one hundred percent (100%) of the outstanding principal amount of such Note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Last Reported Sale Price of Common Stock has exceeded 140% of the Conversion Price for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period ending on the Trading Day prior to the date of mailing of the relevant notice of redemption.
7. Conversion.
     Subject to the provisions of the Indenture, the Holder hereof has the right prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is $1,000 or an integral multiple thereof, into Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
8. Defaults and Remedies.
     Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
9. Amendment and Waiver.
     Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.
10. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
11. Persons Deemed Owners.
     The registered Holder of this Note may be treated as the owner of this Note for all purposes.
12. Unclaimed Money or Notes.
     The Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Fundamental Change Purchase Price) and interest on, or the amount due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.
13. Trustee Dealings with the Company.
     The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

14. No Recourse Against Others.
     No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.
15. Authentication.
     This Note shall not be valid until an authorized officer of the Trustee signs manually or by facsimile the Trustee’s Certificate of Authentication on the other side of this Note.
16. Governing Law.
     THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
17. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)

*	Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Note, check the box: ☐
     To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $                     .
     If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)

*	Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
[date]
The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: [Corporate Trust Administration]

Re:	Wright Medical Group, Inc (the “Company”) [ ] % Convertible Senior Notes Due , 2014
     This is a Fundamental Change Purchase Notice as defined in Section 3.01(a) of the Indenture dated as of November [ ], 2007 (the “Indenture”) between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Notes:
(if certificated)
     The undersigned intends to deliver the following aggregate principal amount of Notes for purchase by the Company pursuant to Section 3.01 of the Indenture (in multiples of $1,000):
$
     The undersigned hereby agrees that the Notes will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Indenture.
Signed:

Schedule I*
No. [__]
     The initial principal amount of this Global Note is $[    ].

		Notation Explaining	Authorized
	Principal Amount of	Change in Principal	Signature of
Date	this Global Note	Amount	Trustee

*	This schedule should be included only if the Note is a Global Note.

EXHIBIT B
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1